                                                                    Exhibit 20.1
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                     Chase Manhattan Auto Owner Trust 1998-C

                         Statement to Certificateholders

                                October 15, 1999
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                             DISTRIBUTION IN DOLLARS

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             ORIGINAL           PRIOR                                                                                    CURRENT
               FACE            PRINCIPAL                                                       REALIZED   DEFERRED      PRINCIPAL
 CLASS         VALUE            BALANCE          PRINCIPAL        INTEREST          TOTAL       LOSSES    INTEREST       BALANCE
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  A1       258,000,000.00              0.00             0.00            0.00             0.00     0.00      0.00               0.00
  A2       195,000,000.00     12,565,456.97    12,565,456.97       60,178.07    12,625,635.04     0.00      0.00               0.00
  A3       325,000,000.00    325,000,000.00    11,761,340.95    1,570,833.33    13,332,174.28     0.00      0.00     313,238,659.05
  A4       283,900,000.00    283,900,000.00             0.00    1,384,012.50     1,384,012.50     0.00      0.00     283,900,000.00
  B1        32,889,211.45     27,246,906.00       752,375.19      136,234.53       888,609.72     0.00      0.00      26,494,530.81
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TOTALS   1,094,789,211.45    648,712,362.97    25,079,173.11    3,151,258.43    28,230,431.54     0.00      0.00     623,633,189.86
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                       FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                      PASS-THROUGH RATES
              PRIOR                                                       CURRENT                                    CURRENT
            PRINCIPAL                                                    PRINCIPAL                         CLASS    PASS-THRU
CLASS        FACTOR         PRINCIPAL      INTEREST        TOTAL          FACTOR                                       RATE
-------------------------------------------------------------------------------------                     --------------------
  A1         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000                        A1      5.588000%
  A2        64.43824087    64.43824087    0.30860549    64.74684636        0.00000000                        A2      5.747000%
  A3     1,000.00000000    36.18874138    4.83333332    41.02207471      963.81125862                        A3      5.800000%
  A4     1,000.00000000     0.00000000    4.87500000     4.87500000    1,000.00000000                        A4      5.850000%
  B1       828.44509791    22.87604831    4.14222549    27.01827380      805.56904960                        B1      6.000000%
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TOTALS     592.54544727    22.90776420    2.87841568    25.78617988      569.63768307
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 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:
                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com
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[Image]                          (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                     Chase Manhattan Auto Owner Trust 1998-C

                                October 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                            Due Period                               16

                                            Due Period Beginning Date          09/01/99

                                            Due Period End Date                09/30/99

                                            Determination Date                 10/08/99

Section 5.8(iii)   Servicing Fee                                             540,593.64

Section 5.8(iii)   Servicing Fee per $1000                                   0.49378788

Section 5.8(iv)    Administration Fee                                          1,000.00

Section 5.8(iv)    Administration Fee per $1000                              0.00091342

Section 5.8(vi)    Pool Balance at the end of the Collection Period      623,633,189.86

Section 5.8(vii)   Repurchase Amounts for Repurchased Receivable
                   By Seller                                                       0.00
                   By Servicer                                                83,128.14
                   TOTAL                                                      83,128.14

Section 5.8(viii)  Realized Net Losses for Collection Period                 390,322.84

Section 5.8(ix)    Reserve Account Balance after Disbursement             18,708,995.70

Section 5.8(x)     Specified Reserve Account Balance                      18,708,995.70

Section 5.8(xi)    Total Distribution Amount                              29,557,688.00
                   Servicing Fee                                             540,593.64
                   Administration Fee                                          1,000.00
                   Noteholders Distribution Amount                        27,341,821.82
                   Certficateholders Distribution Amount                     888,609.72
                   Deposit to Reserve Account                                785,662.82

[Image]                          (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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